As filed with the Securities and Exchange Commission on January 9, 2009

No. 333- 02825

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

UNDER

THE SECURITIES ACT OF 1933

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	38 1490038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Whirlpool Corporation

2000 North M 63, Benton Harbor, Michigan

49022 2962

(Address of Principal Executive Offices) (Zip Code)

Whirlpool Corporation

1989 Omnibus Stock and Incentive Plan

(Full title of the Plan)

Robert J. LaForest, Esq.

Associate General Counsel and Assistant Secretary

Whirlpool Corporation, Law Department

Mail Drop 2200, 2000 North M 63

Benton Harbor, Michigan 49022 2962

(Name and address of agent for service)

(269) 923 5020

(Telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert M. Hayward

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Termination of Registration

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-02825) (the “Registration Statement”) filed by Whirlpool Corporation (“Whirlpool”) with the Securities and Exchange Commission on April 25, 1996, in order to effect the registration of 400,000 shares of Whirlpool’s common stock, par value $1.00 per share (the “Common Stock”), which were to be issued under Whirlpool’s 1989 Omnibus Stock and Incentive Plan (the “Plan”).

The Plan has been terminated and, therefore, Whirlpool has terminated all offerings of its Common Stock pursuant to the Registration Statement. In accordance with the undertaking made by Whirlpool in the Registration Statement, Whirlpool hereby removes from registration all of its shares of Common Stock registered pursuant to the Registration Statement that remain unsold at the termination of the offering pursuant to the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Benton Harbor, State of Michigan on January 9, 2009.

Whirlpool Corporation

By:	/s/ DANIEL F. HOPP
Name:	Daniel F. Hopp
Title:	Senior Vice President, Corporate Affairs, General Counsel, and Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on January 9, 2009.

Signature	Title

/s/ JEFF M. FETTIG* Jeff M. Fettig	Director Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ MICHAEL A. TODMAN* Michael A. Todman	Director and President, Whirlpool North America

/s/ ROY W. TEMPLIN* Roy W. Templin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ ANTHONY B. PETITT* Anthony B. Petitt	Vice President and Controller (Principal Accounting Officer)

/s/ HERMAN CAIN* Herman Cain	Director

/s/ GARY T. DICAMILLO* Gary T. DiCamillo	Director

/s/ KATHLEEN J. HEMPEL* Kathleen J. Hempel	Director

Signature		Title

/s/ MICHAEL F. JOHNSTON* Michael F. Johnston		Director

/s/ WILLIAM T. KERR* William T. Kerr		Director

/s/ ARNOLD G. LANGBO* Arnold G. Langbo		Director

/s/ MILES L. MARSH* Miles L. Marsh		Director

/s/ PAUL G. STERN* Paul G. Stern		Director

/s/ JANICE D. STONEY* Janice D. Stoney		Director

/s/ MICHAEL D. WHITE* Michael D. White		Director

*By:	/s/ DANIEL F. HOPP ATTORNEY-IN-FACT Daniel F. Hopp	As Attorney-in-Fact

5